Exhibit 1

CAISSE DE DÉPÔT ET PLACEMENT DU QUÉBEC

Directors and Officers

Name	Business Address	Principal Occupation or Employment	Citizenship
Jean St-Gelais	1000, place Jean-Paul-Riopelle Montréal, Québec H2Z 2B3	Chairman of the Board of Directors	Canadian
Jean-François Blais	1000, place Jean-Paul-Riopelle Montréal, Québec H2Z 2B3	Corporate Director	Canadian
Ivana Bonnet-Zivcevic	1000, place Jean-Paul-Riopelle 11th floor Montréal, Québec H2Z 2B3	Corporate Director	Serbian and French
Florence Brun-Jolicoeur	1000, place Jean-Paul-Riopelle 11th floor Montréal, Québec H2Z 2B3	Corporate Director Senior Consultant, Strategy, Aviseo	Canadian
Alain Côté	1000, place Jean-Paul-Riopelle 11th floor Montréal, Québec H2Z 2B3	Corporate Director	Canadian
René Dufresne	1000, place Jean-Paul-Riopelle 11th floor Montréal, Québec H2Z 2B3	Corporate Director President and Chief Executive Officer, Retraite Québec	Canadian
Charles Emond	1000, place Jean-Paul-Riopelle 11th floor Montréal, Québec H2Z 2B3	President, Chief Executive Officer and Corporate Director	Canadian
Olga Farman	1000, place Jean-Paul-Riopelle 11th floor Montréal, Québec H2Z 2B3	Corporate Director Managing Partner, Norton Rose Fulbright LLP	Canadian
Nelson Gentiletti	1000, place Jean-Paul-Riopelle 11th floor Montréal, Québec H2Z 2B3	Corporate Director	Canadian
Lynn Jeanniot	1000, place Jean-Paul-Riopelle 11th floor Montréal, Québec H2Z 2B3	Corporate Director	Canadian
Wendy Murdock	1000, place Jean-Paul-Riopelle 11th floor Montréal, Québec H2Z 2B3	Corporate Director	Canadian
Audrey Murray	1000, place Jean-Paul-Riopelle 11th floor Montréal, Québec H2Z 2B3	Corporate Director President and Chief Executive Officer, Commission de la construction du Québec	Canadian

Name	Business Address	Principal Occupation or Employment	Citizenship
Ghislain Parent	1000, place Jean-Paul-Riopelle 11th floor Montréal, Québec H2Z 2B3	Corporate Director	Canadian
Marc Tremblay	1000, place Jean-Paul-Riopelle 11th floor Montréal, Québec H2Z 2B3	Corporate Director	Canadian
Pierre Beaulieu	1000, place Jean-Paul-Riopelle 4th floor Montréal, Québec H2Z 2B3	Executive Vice-President, Digital Technology	Canadian
Marc-André Blanchard	1000, place Jean-Paul-Riopelle 10th floor Montréal, Québec H2Z 2B3	Executive Vice-President and Head of CDPQ Global and Global Head of Sustainability	Canadian
Sarah-Émilie Bouchard	1000, place Jean-Paul-Riopelle 11th floor Montréal, Québec H2Z 2B3	Executive Vice-President, Global Strategy, Governmental Affairs and Chief of Staff	Canadian
Vincent Delisle	1000, place Jean-Paul-Riopelle 7th floor Montréal, Québec H2Z 2B3	Executive Vice-President and Head of Liquid Markets	Canadian
Rana Ghorayeb	1000, place Jean-Paul-Riopelle 11th floor Montréal, Québec H2Z 2B3	Executive Vice-President and Head of Real Estate CDPQ/Ivanhoé Cambridge	Canadian
Ève Giard	1000, place Jean-Paul-Riopelle 5th floor Montréal, Québec H2Z 2B3	Executive Vice-President, Talent and Performance	Canadian
Emmanuel Jaclot	1000, place Jean-Paul-Riopelle 8th floor Montréal, Québec H2Z 2B3	Executive Vice-President and Head of Infrastructure	French
Michel Lalande	1000, place Jean-Paul-Riopelle 11th floor Montréal, Québec H2Z 2B3	Executive Vice-President, Legal Affairs, Compliance and Secretariat	Canadian
David Latour	1000, place Jean-Paul-Riopelle 9th floor Montréal, Québec H2Z 2B3	Executive Vice-President and Chief Risk Officer	Canadian
Martin Longchamps	1000, place Jean-Paul-Riopelle 11th floor Montréal, Québec H2Z 2B3	Executive Vice-President and Head of Private Equity	Canadian
Maarika Paul	1000, place Jean-Paul-Riopelle 11th floor Montréal, Québec H2Z 2B3	Executive Vice-President and Chief Financial and Operations Officer	Canadian

Name	Business Address	Principal Occupation or Employment	Citizenship
Kim Thomassin	1000, place Jean-Paul-Riopelle 11th floor Montréal, Québec H2Z 2B3	Executive Vice-President and Head of Québec	Canadian
Philippe Tremblay	1000, place Jean-Paul-Riopelle 11th floor Montréal, Québec H2Z 2B3	Executive Vice-President, Depositors and Total Portfolio	Canadian